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                                                               EXHIBIT 3.10.CCC


                   SECOND AMENDMENT TO SECOND AMENDED AND
                           RESTATED LOAN AGREEMENT

                 THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made as of this 15th day of December, 1996, by and between EQK REALTY INVESTORS I, a Massachusetts business trust (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, (successor by merger to Provident National Bank) (the "Bank").

                                 BACKGROUND

       A. Reference is made to the Second Amended and Restated Loan Agreement dated as of December 16, 1992, by and between the Borrower and the Bank pursuant to which the Bank extended to Borrower a term loan in the amount of $3,525,000 (the "Loan"), which loan agreement was amended by a First Amendment to Second Amended and Restated Loan Agreement dated as of December 15, 1995 (the "First Amendment") (collectively the "Original Loan Agreement").

       B. The Loan was evidenced by Borrower's Amended and Restated Note dated December 16, 1992 in the principal amount of $3,525,000, as amended by a Note Modification Agreement dated May 17, 1993 and by a certain Second Amended and Restated Note dated as of December 15, 1995 (the "Second Amended and Restated Note") (collectively, the "Original Note"). The Original Note was secured by, among other things, the New Provident Mortgage, the New Provident Security Interest and the New Provident Lease Assignment (all as defined in the Original Loan Agreement).
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       C.        This Amendment, the Original Loan Agreement, the Note (as
hereinafter defined in Section 2 hereof), the New Provident Mortgage, the New Provident Lease Assignment, the Intercreditor Agreement (all as defined in the Original Loan Agreement) and all other documents and instruments evidencing and/or securing the Loan are sometimes hereinafter collectively referred to as the "Loan Documents."

       D. The Borrower has paid down the principal balance of the Loan from $1,587,430 to $1,585,010 and has requested that the Bank extend the Maturity Date (as defined in the Original Note) to June 15, 1998, and to make certain other amendments to the Loan Documents.

       E. The Bank has agreed to extend the Maturity Date and to make such other subject to the conditions set forth herein.

                 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Original Loan Agreement.

                 2. The Original Loan Agreement is hereby amended by deleting in its entirety Section 3(b) of the First Amendment and substituting the following:

                 "3(b)   Terms of Payment: Maturity: Subject to the terms of
the Intercreditor Agreement, the Loan shall be payable in accordance with the Original Note as amended by the Third Amended and Restated Note dated the date hereof (collectively, the "Note")."

                 3. From and after the date hereof, all references to the "Loan Agreement" or the "Note" contained herein or in any of the other Loan Documents shall be to the


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Original Loan Agreement or the Original Note, as the case may be, as amended by this Modification and the Third Amended and Restated Note, respectively.

         4. Execution of this Modification shall be conditioned on the Bank's receipt of the following, all in form satisfactory to the Bank:

                 (a) the execution and delivery by Borrower of the (i) Third Amended and Restated Note in the form of Exhibit A attached hereto and (ii) the Disclosure For Confession of Judgment in the form of Exhibit B attached hereto;

                 (b) certified copy of the authorizing resolutions of Borrower;

                 (c) certificate from Borrower as to the incumbency of its officers and that the Declaration of Trust, By-Laws and other organizational documents have not been amended since December 15, 1992 and remain in full force and effect;

                 (d) endorsement to Commonwealth Land Title Mortgage Insurance Policy No. D-049935-CP reducing the insured amount to $1,585,010 and insuring that the Harrisburg Mortgage (as defined in the Note) creates a second mortgage lien against the property described therein subject only the matters shown on the existing title policy, but not to any other liens or mortgages except the lien in the amount of $43,794,149.14 in favor of The Prudential Insurance Company of America ("Prudential");

                 (e) legal opinion of counsel for Borrower as to authorization, execution and delivery of the documents; and

                 (f) Mutual Estoppel and Modification Agreement with respect to Subordination and Intercreditor Agreement among the Bank, Prudential and Borrower (the "Intercreditor Agreement").

         5. On the date hereof, Borrower shall pay or reimburse Bank for the fees and disbursements of Bank's counsel, Ballard Spahr Andrews & Ingersoll. Borrower hereby agrees to pay to the Bank an extension fee in the amount of Twenty-three Thousand Seven


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Hundred Seventy Five Dollars ($23,775,00), which shall be payable as follows:
(a) $15,850 within five business days of the Bank's billing therefor; and (b) $7,925 in monthly payments until paid in full in an amount equal to the positive difference, if any, between the Cap Amount (as defined in the Intercreditor Agreement) and the amount of interest payable monthly under the Note at the Interest Rate.

         6.      The Borrower hereby certifies that, as of the date hereof:

                 (a) each of the representations and warranties contained in the Loan Agreement and the other Loan Documents, as modified by this Modification, are true and correct;

                 (b) the Borrower is in compliance with all of the terms, covenants and conditions contained in the Loan Agreement and the other Loan Documents, as modified by this Modification, including, without limitation, all of the financial covenants; and

                 (c) there exists no Default or Event of Default under the Loan Agreement or any of the other Loan Documents.

         7. All of the terms, conditions, provisions and covenants in the Original Loan Agreement, the Original Note or any of the other Loan Documents executed in connection with any of the foregoing shall remain unaltered and in full force and effect except as modified by this Modification and the Third Amended and Restated Note.

         8. This Modification shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         9. Each and every one of the terms and provisions of this Modification shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns.


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         10.     This Modification may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

         11. Borrower agrees that it has no defenses or set-offs against Bank, its officers, directors, employees, agents or attorneys with respect to the Note, the Loan Agreement, the New Provident Mortgage or any of the other Loan Documents, and that the Note, the Loan Agreement, the New Provident Mortgage, and the other Loan Documents are in full force and effect and shall remain in full force and effect unless and until modified or amended in writing in accordance with their respective terms. Borrower hereby ratifies and confirms its obligations under the Note, the Loan Agreement, the New Provident Mortgage, and the other Loan Documents, and the execution and delivery of this Modification does not in any way diminish or invalidate any of Borrower's obligations under the Note, the Loan Agreement and the other Loan Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BORROWER RATIFIES AND CONFIRMS THE WARRANT OF ATTORNEY GIVEN IN THE NOTE.

         12. This Modification does not and shall not be deemed to constitute a waiver by Bank of any Event of Default, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, under the Note, the Loan Agreement, the New Provident Mortgage or any of the other Loan Documents, nor does it obligate Bank to agree to any further modifications of the terms of the Note, the Loan Agreement or any of the other Loan Documents, or constitute a waiver of any of Bank's other rights or remedies, which may be effected only (if at all) by an instrument in writing.

           [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed by their respective authorized officers as of the day and year first above written.


                                        EQK REALTY INVESTORS I, a
                                        Massachusetts business trust

                                        By: /s/ Don Henry
                                           --------------------------
                                        Name: Don Henry
                                             ------------------------
                                        Title: VP
                                              -----------------------

                                        PNC BANK, NATIONAL
                                        ASSOCIATION

                                        By: /s/ Andrew Coler
                                           --------------------------
                                        Name: Andrew Coler
                                             ------------------------
                                        Title: Vice President
                                              -----------------------


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                                  EXHIBIT A